Exhibit 99.1

Viking Therapeutics Announces Positive Topline Results from Maintenance Study of GLP-1/GIP Agonist VK2735 Demonstrating the Promise of Multiple Maintenance Dosing Regimens

22% Placebo-Adjusted Weight Loss Reported at Week 33 Following Weekly Dosing of VK2735 at 17.5 mg; No Plateau Observed

Results Demonstrate Viability of Monthly and Every Other Week Dosing Regimens for Maintaining Weight Loss; Increasing Options for Adherence to Treatment

Up to 97% of Weight Loss Maintained Following Transition to Every Other Week Dosing for Three Months

Up to 90% of Weight Loss Maintained Following Transition to Monthly Dosing for Three Months

Excellent Tolerability Observed During Maintenance Dosing with GI Adverse Event Rates Similar to Placebo

Conference Call Scheduled for 8:00 a.m. ET Today

SAN DIEGO, CA – September 22, 2026 – Viking Therapeutics, Inc. (“Viking”) (NASDAQ: VKTX), a clinical-stage biopharmaceutical company focused on the development of novel therapies for metabolic and endocrine disorders, today announced positive top-line results from the company’s maintenance study of VK2735, the company’s dual agonist of the glucagon-like peptide 1 (GLP-1) and glucose-dependent insulinotropic polypeptide (GIP) receptors. In this study, subjects receiving subcutaneous VK2735 demonstrated superior weight maintenance following the transition to less frequent dosing regimens compared with subjects transitioned to placebo. In addition, VK2735 demonstrated an encouraging safety and tolerability profile during the 12-week maintenance dosing period, with observed rates of GI-related adverse events comparable to placebo. The company believes these results further differentiate VK2735 by demonstrating compelling weight loss maintenance via new long-term dosing regimens, including monthly and every-other-week administration. VK2735 is being developed in both subcutaneous and oral formulations for the potential treatment of various metabolic disorders such as obesity. The company plans to explore oral maintenance dosing regimens in an upcoming part 2 to the current study.

“The results of our innovative maintenance dosing study continue to demonstrate the significance of VK2735’s unique and differentiated half-life and PK profile, which appear to enable an effective new approach to achieving and maintaining the weight loss goals of patients living with obesity,” said Brian Lian, Ph.D., chief executive officer of Viking. “We believe this dose-ranging study clearly demonstrated the potential viability of novel, extended dosing approaches for maintenance following induction with an incretin-based therapy. We believe flexible dosing approaches will provide both patients and their providers with new options for

Exhibit 99.1

improving long-term adherence to therapy and sustained weight management, both of which are essential to realizing the most critical benefits of weight loss, such as improved cardiovascular health, enhanced physical function, and increased quality of life. As such, we believe these results may serve to provide first-of-its-kind guidance to clinicians as they support their patients’ weight loss journeys, and the important transition from weight loss induction to maintenance. Importantly, tolerability during the maintenance phase was excellent, with treated cohorts demonstrating GI-related adverse event rates that were similar to placebo. This may provide an opportunity to evaluate additional higher doses and raises the possibility of exploring both maintenance and induction weight loss with less frequent dosing regimens. Along with the oral tablet formulation, we believe these results suggest that VK2735 may provide an expanded suite of potential treatment options for patients living with obesity.”

“These results are important as they provide a basis for improved dosing flexibility for both clinicians and their patients,” said Louis Aronne, MD, FACP, former president of The Obesity Society and a leading voice in the obesity treatment field.1 “The cardiometabolic benefits of maintaining 75% or more of a patient’s weight loss are becoming clearer, and these results demonstrating robust maintenance with reduced and less frequent doses are supportive of maintaining people within that margin through either monthly or every-other-week administration. Flexibility for patients and providers is paramount for achieving treatment persistence leading to the long-term benefits of weight control and these results are an important step in that direction.”

Top-line study results include:

Body Weight Reductions – Induction Phase

Participants in this study were randomized to receive weekly doses of VK2735 or placebo for 21 weeks. Starting in Week 3, VK2735 doses were escalated every two weeks until final doses of 15.0 mg, 17.5 mg, 20.0 mg, or 22.5 mg were achieved. Weight loss after 21 weeks of dosing ranged from approximately 16% to 19% compared with approximately 0% for placebo (p<0.0001 vs. baseline and placebo, all cohorts). Weight loss during the induction period was progressive in each cohort, with no evidence of plateau through 21 weeks of weekly dosing.

At 21 weeks in the combined VK2735 treatment groups, the proportion of participants demonstrating 5%, 10%, 15%, and 20% weight loss were 98%, 90%, 65%, and 32% as compared with 13%, 0%, 0%, and 0% for placebo (p<0.01 vs. placebo for each). Due to the progressive nature of observed weight loss, the company believes that continued weight loss is likely to be observed with longer-term once-weekly dosing, as suggested by results from the exploratory control cohort in the maintenance phase, which demonstrated approximately 22% weight loss from baseline after 33 weeks.

Change in Body Weight Following 21 Weeks of Once-Weekly Dosing with VK2735

Dose Level[1,2]	Placebo (n=15)	VK2735 15 mg QW (n=14)	VK2735 17.5 mg QW (n=118)	VK2735 20 mg QW (n=15)	VK2735 22.5 mg QW (n=14)
Mean baseline body weight (kg)[3]	100.0 kg	108.4 kg	95.9 kg	101.9 kg	103.0 kg

Exhibit 99.1

Mean change from baseline body weight[4,5]	-0.1 kg	-17.0 kg	-17.0 kg	-18.6 kg	-17.2 kg
Mean percent change from baseline[4,5]	-0.1%	-16.3%	-17.8%	-18.7%	-17.1%
p-value vs. baseline[5]	-	<0.0001	<0.0001	<0.0001	<0.0001
Placebo-adjusted mean percent change from baseline[4,5]	-	-16.2%	-17.7%	-18.6%	-17.0%
p-value vs. placebo[5]	-	<0.0001	<0.0001	<0.0001	<0.0001

Notes: 1) QW = once-weekly dosing. Efficacy population, includes all randomized patients who received at least one dose of study drug and had a valid baseline and post-baseline body weight assessment. 2) Subjects treated with VK2735 were titrated to final doses as indicated: Week 1 = 1.25 mg; Week 2 = 2.5 mg; Week 3-4 = 5.0 mg; Week 5-6 = 7.5 mg; Week 7-8 = 10.0 mg; Week 9-10 = 12.5 mg; Week 11-12 = 15.0 mg; Week 13-14 = 17.5 mg; Week 15-16 = 20.0 mg; Week 17 = 22.5 mg. 3) All enrolled participants were required to have baseline BMI ≥30 kg/m2. 4) Least squares mean. 5) Two-sided t-test using mixed model for repeated measures.

Body Weight Maintenance – Maintenance Phase

Following completion of the 21-week induction phase of the study, participants receiving weekly VK2735 treatment were transitioned to maintenance dosing regimens for an additional 12 weeks. During the maintenance dosing period, participants were randomized to a range of monthly (every four weeks) and every-other-week dosing regimens to evaluate the effect of less frequent dosing on weight maintenance.

Subjects randomized to every-other-week dosing regimens maintained up to 97% of mean weight loss achieved in the weekly induction period. This compares with 61% mean weight loss maintenance among subjects randomized to placebo (p<0.0001 vs. placebo). Separation from placebo was noted as early as four weeks following transition from weekly dosing.

Weight Loss Maintenance Following Transition from Weekly to Every-Other-Week Dosing for 12 Weeks

Dose Level[1,2,3]	Placebo (n=27)	VK2735 Combined QOW (n=37)	VK2735 17.5 mg QW to 5.0 mg QOW (n=12)	VK2735 15.0 mg QW to 7.5 mg QOW (n=13)	VK2735 17.5 mg QW to 10.0 mg QOW (n=12)
Mean percentage of Week 21 weight loss maintained at Week 33 (%)[4,5]	61%	90%	83%	90%	97%
p-value vs. placebo[5]	-	p<0.0001	0.004	<0.0001	<0.0001

Notes: 1) QW = once-weekly dosing; QOW = once every-other-week dosing. Efficacy population, includes all randomized patients who received at least one dose of study drug on or after Week 21 and had a valid post-Week 21 body weight assessment. 2) Subjects treated with VK2735 were titrated to final doses as indicated: Week 1 = 1.25 mg; Week 2 = 2.5 mg; Week 3-4 = 5.0 mg; Week 5-6 = 7.5 mg; Week 7-8 = 10.0 mg; Week 9-10 = 12.5 mg; Week 11-12 = 15.0 mg; Week 13-14 = 17.5 mg. At Week 21 subjects were transitioned to maintenance dosing as indicated and treated for 12 weeks: 17.5 mg weekly to 5.0 mg QOW; 15 mg weekly to 7.5 mg QOW; 17.5 mg weekly to 10 mg QOW. 3) All enrolled participants were required to have baseline BMI ≥30 kg/m2. 4) Least squares mean. 5) Two-sided t-test using mixed model for repeated measures.

Exhibit 99.1

Participants randomized to monthly dosing regimens successfully maintained up to 90% of mean weight loss achieved during the induction period, compared with 61% mean weight loss maintenance among subjects randomized to placebo (p=0.0002 vs. placebo). As with the transition to every-other-week dosing, separation from placebo was noted as early as four weeks following transition from weekly dosing.

Weight Loss Maintenance Following Transition from Weekly to Monthly Dosing For 12 Weeks

Dose Level[1,2,3]	Placebo (n=27)	VK2735 Combined QM (n=65)	VK2735 17.5 mg QW to 10 mg QM (n=16)	VK2735 17.5 mg QW to 15 mg QM (n=14)	VK2735 17.5 mg QW to 17.5 mg QM (n=11)	VK2735 20 mg QW to 20 mg QM (n=14)	VK2735 22.5 mg QW to 22.5 mg QM (n=10)[6]
Mean percentage of Week 21 weight loss maintained at Week 33 (%)[4,5]	61%	85%	82%	84%	90%	86%	85%
p-value vs. placebo[5]	-	<0.0001	0.0016	0.0012	0.0002	0.0005	0.0024

Notes: 1) QW = once-weekly dosing; QM = once-monthly dosing. Efficacy population, includes all randomized patients who received at least one dose of study drug on or after Week 21 and had a valid post-Week 21 body weight assessment. 2) Subjects treated with VK2735 were titrated to final doses as indicated: Week 1 = 1.25 mg; Week 2 = 2.5 mg; Week 3-4 = 5.0 mg; Week 5-6 = 7.5 mg; Week 7-8 = 10.0 mg; Week 9-10 = 12.5 mg; Week 11-12 = 15.0 mg; Week 13-14 = 17.5 mg; Week 15-16 = 20.0 mg; Week 17 = 22.5 mg. At Week 21 subjects were transitioned to maintenance dosing as indicated and treated for 12 weeks: 17.5 mg weekly to 10.0 mg QM; 17.5 mg weekly to 15.0 mg QM; 17.5 mg weekly to 17.5 mg QM; 20.0 mg weekly to 20.0 mg QM; 22.5 mg once weekly to 22.5 mg QM. 3) All enrolled participants were required to have baseline BMI ≥30 kg/m2. 4) Least squares mean. 5) Two-sided t-test using mixed model for repeated measures. 6) Excludes subject with maintenance effect >2.5x standard deviation from cohort mean; inclusion of this subject results in 99% weight loss maintenance for this cohort.

An exploratory control arm in the study evaluated weight change in a cohort of participants who continued receiving weekly VK2735 doses of 17.5 mg (n=13). This cohort demonstrated mean weight loss of 21.7% from baseline (Week 0) (p<0.0001 vs. baseline), compared with 0.3% weight gain for placebo (p<0.0001 vs. placebo). Weight loss in this cohort was progressive through 33 weeks of treatment with no plateau observed.

Safety and Tolerability

VK2735 demonstrated highly encouraging tolerability during the maintenance phase of the trial following the transition from weekly dosing to every-other-week or monthly dosing regimens. Rates of GI-related adverse events such as vomiting, nausea, diarrhea, and constipation were not meaningfully different from placebo over the 12-week maintenance

Exhibit 99.1

window. Discontinuation rates, including discontinuations due to adverse events (AEs), were low during both the maintenance and induction portions of the trial.

Discontinuations and Common Gastrointestinal TEAEs Following Transition from Weekly to Every Other Week Dosing with VK2735

Dose Level[1,2]	Placebo (n=27)	VK2735 Combined QOW (n=37)	VK2735 5.0 mg QOW (n=12)	VK2735 7.5 mg QOW (n=13)	VK2735 10.0 mg QOW (n=12)
Discontinued treatment early	0 (0%)	1 (3%)	0 (0%)	0 (0%)	1 (8%)
Discontinued treatment due to adverse event	0 (0%)	1 (3%)	0 (0%)	0 (0%)	1 (8%)
Treatment emergent adverse events (TEAEs)	14 (52%)	14 (38%)	4 (33%)	5 (39%)	5 (42%)
Common GI AEs, # of Subjects reporting, (%)
Nausea
Mild Moderate Severe	0 (0%) 0 (0%) 0 (0%)	2 (5%) 0 (0%) 0 (0%)	1 (8%) 0 (0%) 0 (0%)	1 (8%) 0 (0%) 0 (0%)	0 (0%) 0 (0%) 0 (0%)
Vomiting	2 (7%)	1 (3%)	0 (0%)	0 (0%)	1 (8%)
Diarrhea	1 (4%)	2 (5%)	0 (0%)	2 (15%)	0 (0%)
Constipation	1 (4%)	0 (0%)	0 (0%)	0 (0%)	0 (0%)

Notes: 1) Safety population, includes all randomized subjects who received at least one dose of study drug on or after Week 21. 2) Subjects treated with VK2735 were titrated to final doses as indicated: Week 1 = 1.25 mg; Week 2 = 2.5 mg; Week 3-4 = 5.0 mg; Week 5-6 = 7.5 mg; Week 7-8 = 10.0 mg; Week 9-10 = 12.5 mg; Week 11-12 = 15.0 mg; Week 13-14 = 17.5 mg. At Week 21 subjects were transitioned to maintenance dosing as indicated and treated for 12 weeks: 17.5 mg weekly to 5.0 mg every other week (QOW); 15 mg weekly to 7.5 mg QOW; 17.5 mg weekly to 10 mg QOW.

Discontinuations and Common Gastrointestinal TEAEs Following Transition from Weekly to Monthly Dosing with VK2735

Dose Level[1,2]	Placebo (n=27)	VK2735 Combined QM (n=66)	VK2735 10 mg QM (n=16)	VK2735 15 mg QM (n=14)	VK2735 17.5 mg QM (n=11)	VK2735 20 mg QM (n=14)	VK2735 22.5 mg QM (n=11)
Discontinued treatment early	0 (0%)	3 (5%)	0 (0%)	1 (7%)	1 (9%)	1 (7%)	0 (0%)
Discontinued treatment due to adverse event	0 (0%)	1 (2%)	0 (0%)	0 (0%)	0 (0%)	1 (7%)	0 (0%)
Treatment emergent adverse events (TEAEs)	14 (52%)	32 (49%)	7 (44%)	7 (50%)	5 (46%)	7 (50%)	6 (55%)

Exhibit 99.1

Common GI AEs, # of Subjects reporting, (%)
Nausea
Mild Moderate Severe	0 (0%) 0 (0%) 0 (0%)	3 (4.5%) 0 (0%) 0 (0%)	1 (6%) 0 (0%) 0 (0%)	2 (14%) 0 (0%) 0 (0%)	0 (0%) 0 (0%) 0 (0%)	0 (0%) 0 (0%) 0 (0%)	0 (0%) 0 (0%) 0 (0%)
Vomiting	2 (7%)	5 (8%)	2 (13%)	1 (7%)	1 (9%)	1 (7%)	0 (0%)
Diarrhea	1 (4%)	3 (5%)	1 (6%)	0 (0%)	0 (0%)	2 (14%)	0 (0%)
Constipation	1 (4%)	2 (3%)	1 (6%)	1 (7%)	0 (0%)	0 (0%)	0 (0%)

Notes: 1) Safety population, includes all randomized subjects who received at least one dose of study drug on or after Week 21. 2) Subjects treated with VK2735 were titrated to final doses as indicated: Week 1 = 1.25 mg; Week 2 = 2.5 mg; Week 3-4 = 5.0 mg; Week 5-6 = 7.5 mg; Week 7-8 = 10.0 mg; Week 9-10 = 12.5 mg; Week 11-12 = 15.0 mg; Week 13-14 = 17.5 mg; Week 15-16 = 20.0 mg; Week 17 = 22.5 mg. At Week 21 subjects were transitioned to maintenance dosing as indicated and treated for 12 weeks: 17.5 mg weekly to 10.0 mg once monthly (QM); 17.5 mg weekly to 15.0 mg QM; 17.5 mg weekly to 17.5 mg QM; 20.0 mg weekly to 20.0 mg QM; 22.5 mg once weekly to 22.5 mg QM.

Consistent with prior clinical studies, VK2735 also demonstrated an encouraging safety and tolerability profile during the 21-week induction phase of the trial. One subject (1%) in the induction period discontinued VK2735 treatment due to an adverse event. The most common adverse events were gastrointestinal (GI) in nature, characterized as mild, and in-line with those expected from activation of the GLP-1 receptor. Despite the accelerated 2-week titration schedule utilized in this study, rates of common GI adverse events such as nausea, vomiting, constipation, and diarrhea were similar to those reported in the prior Phase 2 study, which utilized 3-week titration steps. Among the combined VK2735 treatment groups, the incidence of GI-related adverse events was low and declined over time.

About the VK2735-102 Maintenance Study

The maintenance dosing study was a randomized, double-blind, placebo-controlled trial in approximately 180 adults with obesity (BMI ≥30 kg/m2) and otherwise healthy. All participants received initial weekly subcutaneous doses of VK2735 or placebo for 21 weeks. Following Week 21, participants were transitioned to a range of VK2735 maintenance dosing options including monthly, every other week, or weekly subcutaneous injections, or placebo. The objectives of the study were to evaluate the safety, tolerability, and pharmacokinetic (PK) profile of VK2735 under these various dosing regimens. Exploratory endpoints assessed change in body weight from baseline, as well as change in body weight from Week 21 to the end of the study at Week 33.

Conference Call

Management will host a conference call to discuss top line results from the company’s VK2735-102 maintenance trial today at 8:00 am Eastern. To participate in the conference call, please dial (844) 850-0543 from North America, or (412) 317-5199 from outside North America. In addition, following the completion of the call, a telephone replay will be accessible until September 29, 2026, by dialing (855) 669-9658 from North America, or (412) 317-0088 from outside North America, and entering conference ID # 1803198. Those interested in listening to the conference call live via the internet may do so by visiting the Webcasts page of

Exhibit 99.1

Viking's website at http://ir.vikingtherapeutics.com/webcasts. An archive of the webcast will also be available on the Webcasts page of Viking's website for 30 days.

About GLP-1 and Dual GLP-1/GIP Agonists

Activation of the glucagon-like peptide 1 (GLP-1) receptor has been shown to decrease glucose, reduce appetite, lower body weight, and improve insulin sensitivity in patients with type 2 diabetes, obesity, or both. Semaglutide is a GLP-1 receptor agonist that has been approved by the U.S. Food and Drug Administration and is currently marketed in various dosage strengths and forms as Ozempic®, Rybelsus®, and Wegovy®. More recently, research efforts have explored the potential co-activation of the glucose-dependent insulinotropic peptide (GIP) receptor as a means of enhancing the therapeutic benefits of GLP-1 receptor activation. Tirzepatide is a dual GLP-1/GIP receptor agonist that has been approved by the U.S. Food and Drug Administration and is currently marketed in various dosage strengths and forms as Mounjaro® and Zepbound®.

About Viking Therapeutics, Inc.

Viking Therapeutics, Inc. is a clinical-stage biopharmaceutical company advancing a next-generation portfolio of therapies for obesity and metabolic disease. Guided by deep expertise in metabolic biology and rigorous science, Viking is developing innovative treatments to help people achieve meaningful, lasting health improvements by treating obesity first. The company's lead program, VK2735, is a dual glucagon-like peptide 1 (GLP-1) and glucose-dependent insulinotropic polypeptide (GIP) receptor agonist in development in both subcutaneous and oral formulations for obesity. VK2735 is currently being evaluated in Phase 3 clinical studies for obesity, along with maintenance dosing strategies designed to support long-term weight management. Viking is also advancing additional obesity programs, including VK3019, an amylin receptor agonist, VK2809, an orally available thyroid hormone receptor beta agonist for metabolic and liver disease, and VK0214 for the rare genetic disorder X-linked adrenoleukodystrophy (X-ALD).

For more information about Viking Therapeutics, please visit www.vikingtherapeutics.com.

Notes: 1) Dr. Aronne is a paid consultant to Viking Therapeutics, Inc.

Forward-Looking Statements

This press release contains forward-looking statements regarding Viking Therapeutics, Inc., under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements about Viking's expectations regarding its clinical and preclinical development programs, anticipated timing for reporting clinical data and cash resources. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and adversely and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks associated with the success, cost and timing of Viking's product candidate development activities and clinical trials, including those for VK2735, VK3019, VK0214, VK2809, and the company's other incretin receptor agonists; risks that prior clinical and preclinical results may not be replicated; risks regarding regulatory requirements; and other risks that are described in Viking's most recent periodic reports filed with the Securities and Exchange Commission,

Exhibit 99.1

including Viking's Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent Quarterly Reports on Form 10-Q, including the risk factors set forth in those filings. These forward-looking statements speak only as of the date hereof. Viking disclaims any obligation to update these forward-looking statements except as required by law.

Contacts:

Viking Therapeutics, Inc.

Greg Zante

Chief Financial Officer

858-704-4672

gzante@vikingtherapeutics.com

Vida Strategic Partners

Stephanie Diaz (Investors)

415-675-7401

sdiaz@vidasp.com

Jennifer Arcure (Media)

917-603-0681

jarcure@vidasp.com